Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS’ REPORT

We consent to the incorporation by reference in Registration Statements No. 333-113100, 333-123274, 333-132346, 333-140391, and 333-140392 on Form S-8 of Atheros Communications, Inc. of our report dated February 28, 2007 (November 13, 2007 as to Notes 1 and 15), relating to the consolidated financial statements of Attansic Technology Corporation for the year ended December 31, 2005, appearing in this Amendment No. 2 to Current Report on Form 8-K of Atheros Communications, Inc.

DELOITTE & TOUCHE
Taipei, Taiwan

The Republic of China
February 22, 2008